Exhibit (i)

Stradley Ronon Stevens & Young, LLP 191 North Wacker Drive Chicago, IL 60606 Telephone 312.964.3500 www.stradley.com

February 24, 2017

PowerShares Exchange-Traded Fund Trust II

3500 Lacey Road

Downers Grove, IL 60515

Re:	PowerShares Exchange-Traded Fund Trust II
Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to PowerShares Exchange-Traded Fund Trust II, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, series management investment company.

This opinion is given in connection with the filing by the Trust of Post-Effective Amendment No. 586 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 587 to such Registration Statement under the 1940 Act (the “Registration Statement”), relating to, among other matters, the registration of an indefinite number of shares of beneficial interest, par value $0.01 per share (the “Shares”), of the following series of the Trust (each, a “Fund” and collectively, the “Funds”):

1.	PowerShares 1-30 Laddered Treasury Portfolio

2.	PowerShares Build America Bond Portfolio

3.	PowerShares California AMT-Free Municipal Bond Portfolio

4.	PowerShares CEF Income Composite Portfolio

5.	PowerShares Chinese Yuan Dim Sum Bond Portfolio

6.	PowerShares Contrarian Opportunities Portfolio

7.	PowerShares Developed EuroPacific Currency Hedged Low Volatility Portfolio

8.	PowerShares DWA Developed Markets Momentum Portfolio

9.	PowerShares DWA Emerging Markets Momentum Portfolio

10.	PowerShares DWA Momentum & Low Volatility Rotation Portfolio

11.	PowerShares DWA SmallCap Momentum Portfolio

12.	PowerShares DWA Tactical Multi-Asset Income Portfolio

13.	PowerShares DWA Tactical Sector Rotation Portfolio

14.	PowerShares Emerging Markets Infrastructure Portfolio

15.	PowerShares Emerging Markets Sovereign Debt Portfolio

16.	PowerShares Europe Currency Hedged Low Volatility Portfolio

17.	PowerShares FTSE International Low Beta Equal Weight Portfolio

18.	PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio

19.	PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio

20.	PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio

21.	PowerShares FTSE RAFI Emerging Markets Portfolio

22.	PowerShares Fundamental High Yield® Corporate Bond Portfolio

23.	PowerShares Fundamental Investment Grade Corporate Bond Portfolio

24.	PowerShares Global Agriculture Portfolio

25.	PowerShares Global Clean Energy Portfolio

26.	PowerShares Global Gold and Precious Metals Portfolio

27.	PowerShares Global Short Term High Yield Portfolio

28.	PowerShares Global Water Portfolio

29.	PowerShares International BuyBack AchiversTM Portfolio

30.	PowerShares International Corporate Bond Portfolio

31.	PowerShares Japan Currency Hedged Low Volatility Portfolio

32.	PowerShares KBW Bank Portfolio

33.	PowerShares KBW High Dividend Yield Financial Portfolio

34.	PowerShares KBW Premium Yield Equity REIT Portfolio

35.	PowerShares KBW Property & Casualty Insurance Portfolio

36.	PowerShares KBW Regional Banking Portfolio

37.	PowerShares LadderRite 0-5 Year Corporate Bond Portfolio

38.	PowerShares National AMT-Free Municipal Bond Portfolio

39.	PowerShares New York AMT-Free Municipal Bond Portfolio

40.	PowerShares Preferred Portfolio

41.	PowerShares Russell 1000 Equal Weight Portfolio

42.	PowerShares Russell 1000 Low Beta Equal Weight Portfolio

43.	PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio

44.	PowerShares S&P 500® High Beta Portfolio

45.	PowerShares S&P 500® High Dividend Portfolio

46.	PowerShares S&P 500® Low Volatility Portfolio

47.	PowerShares S&P 500 Momentum Portfolio

48.	PowerShares S&P 500 Value Portfolio

49.	PowerShares S&P Emerging Markets Low Volatility Portfolio

50.	PowerShares S&P Emerging Markets Momentum Portfolio

51.	PowerShares S&P International Developed Low Volatility Portfolio

52.	PowerShares S&P International Developed Momentum Portfolio

53.	PowerShares S&P International Developed Quality Portfolio

54.	PowerShares S&P MidCap Low Volatility Portfolio

55.	PowerShares S&P SmallCap Consumer Discretionary Portfolio

56.	PowerShares S&P SmallCap Consumer Staples Portfolio

57.	PowerShares S&P SmallCap Energy Portfolio

58.	PowerShares S&P SmallCap Financials Portfolio

59.	PowerShares S&P SmallCap Health Care Portfolio

60.	PowerShares S&P SmallCap Industrials Portfolio

61.	PowerShares S&P SmallCap Information Technology Portfolio

62.	PowerShares S&P SmallCap Low Volatility Portfolio

63.	PowerShares S&P SmallCap Materials Portfolio

64.	PowerShares S&P SmallCap Utilities Portfolio

65.	PowerShares Senior Loan Portfolio

66.	PowerShares Variable Rate Preferred Portfolio

67.	PowerShares VRDO Tax-Free Weekly Portfolio

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the 1940 Act.

In connection with giving this opinion, we have examined copies of the Registration Statement, the Declaration of Trust, including all amendments thereto (the “Trust Agreement”), the Amended and Restated Bylaws of the Trust (the “Bylaws”), resolutions of the Board of Trustees of the Trust that provide for the establishment and designation of the Funds and the Shares, and the authorization for issuance and sale of the Shares (the “Resolutions”), the exemptive order applicable to the Trust issued by the U.S. Securities and Exchange Commission (the “Commission”) under the 1940 Act permitting the Trust to operate as an exchange-traded fund (the “Exemptive Order”), and a Good Standing Certificate dated February 24, 2017, from the Secretary of the Commonwealth of Massachusetts, as well as originals or copies, certified or otherwise and identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

We have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies thereof. We have further assumed the legal capacity of natural persons executing any document, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have also assumed compliance by the applicants with each of the conditions contained in the application for the Exemptive Order. We have not independently verified any of those assumptions.

Additionally, we have assumed the following for purposes of this opinion:

a)	The Trust will remain a valid and existing business trust under the laws of the Commonwealth of Massachusetts.

b)	The provisions of the Trust Agreement and the Bylaws relating to the issuance of the Shares will not be modified or eliminated.

c)	The Resolutions will not be modified or withdrawn and will be in full force and effect on the date of each issuance of the Shares.

d)	The Shares will be issued in accordance with the Trust Agreement, the Bylaws and the Resolutions.

e)	The registration of an indefinite number of the Shares will remain effective.

f)	The Exemptive Order will remain effective on the date of each issuance of the Shares.

g)	Each of the Shares will be sold for the consideration described in the then current summary prospectus, statutory prospectus and statement of additional information of the Funds, and the consideration received by the Trust will in each event be at least equal to the net asset value per share of such Shares.

Based on and subject to the foregoing, we are of the opinion that (1) the Shares of each Fund have been duly authorized and, when sold, issued and paid for as described in the then current prospectus and statement of additional information for the Trust, will be validly issued, fully paid and nonassessable, and (2) purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares. In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts applicable to business trusts. This opinion is rendered solely in connection with the filing of the Registration Statement.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name and to the reference to our firm in the prospectus and statement of additional information for the Funds, which are included in the Registration Statement.

In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

By:	/s/ Alan P. Goldberg
Alan P. Goldberg, a Partner